Q3 2018 Shareholder Letter November 12, 2018 investor.eventbrite.com Desert Daze California, USA

Business Highlights: • In the third quarter of 2018, Eventbrite showed another strong quarter of paid ticket and revenue growth. »» Paid tickets grew by +32.2% to 23.9 million in the period. »» Revenue grew by +45.1% to $73.6 million in the period. • In the fourth quarter, Eventbrite launched a new solution for creators to run their music venues and festivals called Eventbrite Music. Featured on our cover is Desert Daze, a Southern California based festival known for its eclectic line-up • Eventbrite expanded its distribution offerings, adding YouTube and beautiful natural locations. Phil Pirrone, the festival's founder pictured to its world-class partner line-up in the fourth quarter. above, has set out to create a one- of-a-kind experience for attendees. The festival, now in its seventh year, migrated to Eventbrite from Ticketfly in 2018. Since migrating, they have quickly integrated many Eventbrite features and partners, including our native Facebook checkout, our spectrum ecosystem and custom design for PDF tickets. Eventbrite Q3 2018 Shareholder Letter Page 2

To Eventbrite Shareholders: Third Quarter 2018 All financial comparisons are on a year-over-year basis unless otherwise noted. Complete financial tables can be found at the end of this letter. • Revenues grew by 45.1% to $73.6 million in the third quarter, with both Eventbrite platform growth and acquired businesses contributing to the overall increase in total sales. • Paid tickets grew by 32.2% to 23.9 million in the third quarter. • Gross profit increased by 41.7% to $42.2 million. Gross margin was 57.2%, down 140 basis points year-over-year due to amortization related to the Ticketfly platform. • Operating loss was ($13.1) million in the third quarter compared to an operating loss of ($10.4) million in the same period last year. Operating loss was negatively impacted by increased stock-based compensation expense in the quarter related to our initial public offering. • Adjusted EBITDA was $11.2 million, up from $1.0 million in the same period last year.(1) Adjusted EBITDA contains several notable items that are detailed later in this letter. • Cash flows from operating activitiesfor the trailing twelve month period ended September 30, 2018 decreased to $6.1 million compared to $42.8 million in the trailing twelve month period ended September 30, 2017. Free cash flow for the trailing twelve months was ($6.2) million compared to $34.4 million in the prior period.(1) Our cash flows from operating activities and our free cash flow decreased for the trailing twelve month period ended September 30, 2018 as compared to the trailing twelve month period ended September 30, 2017 primarily because of certain adjustments in tax reserves made during the twelve month period ended September 30, 2018 and the impact of creator accounts payable from the Ticketfly acquisition, which closed during the twelve month period ended September 30, 2017. (1) Adjusted EBITDA and free cash flow are financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). See the section in this letter titled “About Non-GAAP Financial Measures” for information regarding Adjusted EBITDA and free cash flow, including the limitations of such measures, and see the end of this letter for reconciliations of Adjusted EBITDA and free cash flow to the most directly comparable GAAP measures. Eventbrite Q3 2018 Shareholder Letter Page 3

Inaugural Comments Hello, and welcome to the very first shareholder letter detailing Eventbrite’s quarterly performance. We hope making this detail available in a letter will allow us to focus our earnings calls on your questions around our business and performance. As part of our first earnings report as a public company, we will outline our mission, our business model and describe our quarterly dynamics as we believe all three are critical to understand in order to develop expectations about future performance. Our mission is to bring the world together through live experiences. We do this by empowering event creators — the people who bring others together to share their passions, artistry and causes through live experiences — by providing a technology platform that enables these creators to plan, promote and produce live events while reducing friction, costs, risk and complexity. We serve the vast mid-market of events, across a variety of of categories and geographies. The majority of our revenue comes from professional creators who host multiple events a year, operating in the large mid-market between stadium scale events and small, private gatherings. Eventbrite Q3 2018 Shareholder Letter Page 4

Our business model is powered by efficient creator acquisition and high retention which has driven our growth and supported the predictability of our business model. Over 95% of creators year-to-date signed themselves up on our platform, selecting one of our three packages to best suit their needs. We structure our business model to fund our growth initiatives: expanding into new countries and categories, developing solutions complementary to our core ticketing offering and expanding opportunities arising from the large volume of consumers who interact daily with our platform. Finally, for our quarterly dynamics, transactional revenue has historically been consistent each quarter within a year. In the first quarter of each year, we have seen a step up from the level of the prior year as new creators launch their full event series for the year. As a result, we anticipate that our quarterly guidance will suggest consistency quarter-to-quarter within a year. For instance, our Q4 net revenue guidance will look very similar to Q3 results reported later in this letter. We are thrilled with your interest in Eventbrite, and we welcome you to join us on our journey to bring the world together through live experiences. Eventbrite Q3 2018 Shareholder Letter Page 5

## Product Highlights

In the fourth quarter of 2018, we announced the launch of Eventbrite Music, a new solution to streamline and improve ticketing, marketing and operations for independent promoters, venues and festivals around the world.

Music creators generally promote a high volume of events while managing talent and running complex businesses that often combine ticketing, marketing, merchandise and concessions — all while putting on live shows. All of this happens each time a venue books an artist, which can be hundreds of times a year.

Eventbrite Music is purpose-built with the unique challenges of the music business in mind. It's designed to give independent venues and festivals the tools and expertise they need to grow their businesses, sell out their shows, build their brands, amplify their reach and deliver a great fan and artist experience. This solution helps music creators stay one step ahead of the technology curve by streamlining many important marketing and operations tools into a single platform, helping to provide clarity and control of their business.

Eventbrite Music includes a specialized event creation workflow that supports key elements of the music business, including the input of detailed artist and performance information and the ability to set up automated publishing for hundreds of events to be released on a pre-set schedule. We also offer enhanced marketing capabilities, streamlined checkout experience and mobile box office capabilities. Finally, Eventbrite Music unlocks the distribution power of Eventbrite, connecting artists, venues and fans through Instagram, Spotify, Pandora, Bandsintown, Songkick and other music-friendly distribution channels.

We believe the people at the heart of the independent music scene partner with Eventbrite because we support them, speak their language and help grow their business.


eventbrite
POWER TO THE INDEPENDENTS
Plug-in to the platform powering independent venues, promoters, and festivals around the world.


elrow
SOLD OUT
HORROWEEN
THURSDAY 1ST NOV
ELROW BARCELONA - HORROWEEN
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Buy

Elrow Music, which produces fully-immersive experiences that bring people together for dancing and fun from Barcelona to Hong Kong, joined the Eventbrite platform in May 2017. They use Eventbrite to bring their unique experiences to attendees in seven countries.

**Eventbrite** Q3 2018 Shareholder Letter

Page 6

Featured Creators Original Gravity Concert Series (Boston, MA) The Original Gravity Concert Series features the music of local New England composers paired with beer brewed by local breweries. They signed themselves up for Eventbrite in October 2015 and have successfully held 15 concerts on the platform. Each concert features an exclusive beer brewed specifically to pair with that evening's music. Keith Kirchoff, the Artistic Director, is a pianist and composer. He is also an accomplished homebrewer and beer connoisseur, having travelled extensively in the United States and abroad in search of the perfect pint. Eventbrite has been an invaluable asset for us in marketing our concerts and extending our reach to people who may have never heard of us before. People regularly tell us they discovered our shows when perusing Eventbrite's website! — KEITH KIRCHOFF, ARTISTIC DIRECTOR Pukka Up Boat Parties (Ibiza, Spain) Billed as the "world's largest boat party," Pukka Up Events operates in various European countries, serving more than 200,000 attendees per year, known for mixing music and boating in unique combined experiences. They joined Eventbrite in December 2016, and have hosted over 800 events since signing up. Key product features that save them time include multiple tiered pricing, Facebook and Google analytics, Buy on Facebook and custom discount codes. Eventbrite is super flexible. When we have a new idea or opportunity for an event we can just jump on our account, get it listed and put tickets on sale right away. We also value the additional exposure the Eventbrite platform gives us. — JOSHUA MAKINSON, MANAGING DIRECTOR Fiesta de la Flor (Corpus Christi, TX) The Corpus Christi Convention and Visitors Bureau puts on the Fiesta de la Flor festival with the assistance and support of the Quintanilla family to create a unique fan experience honoring the life and legacy of Selena Quintanilla. Over the past four years, this music festival has showcased Selena’s roots by featuring old school Tejano legends and contemporary acts who continue to be influenced and inspired by Selena almost 25 years after her untimely passing. Eventbrite has great relationships with digital content distributors like Facebook. It gives potential festival attendees easy access to purchase a ticket. — HEIDI HOVDA, SR. DIRECTOR OF CREATIVE INITIATIVES Eventbrite Q3 2018 Shareholder Letter Page 7

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**In October 2018, we announced a strategic partnership with YouTube, building our growing portfolio of more than 50 distribution partnerships, which includes Instagram, Spotify, Pandora and more.**

Our distribution strategy puts the right event in front of the right consumer, at the right time, wherever they are online. We believe that this approach of enabling a seamless purchase experience at natural points of discovery helps us reach new audiences, enables more ticket sales for event creators and improves the experience of finding and accessing live experiences.

Our new integration with YouTube, a platform that connects more than 1 billion fans each month with their favorite artists, enables people to go from consuming music online to seeing experiences in real life.[2] This integration allows anyone to buy tickets to U.S. music events on Eventbrite by simply clicking the 'Tickets' button that appears directly under the videos of YouTube Official Artist Channels globally.

Video is an effective medium for event discovery. As our first video distribution partner, YouTube allows us to drive awareness of our creators' music shows against YouTube's large global audience by automatically distributing their events. The integration makes it easy for fans to see nearby live shows of the artists they discover on YouTube. It also helps our creators reach new fans and convert them to ticket buyers with a seamless checkout.

[2] Source: YouTube, youtube.googleblog.com/2018/10/youtube-makes-it-simple-for-fans-to.html

**Eventbrite** Q3 2018 Shareholder Letter Page 8

Financial Discussion All financial comparisons are on a year-over-year basis unless otherwise noted. Complete financial tables can be found at the end of Paid Tickets: this letter. 23M 24M 23M 24M Paid Tickets 18M Paid tickets grew by 32.2% to 23.9 million in the third quarter YoY growth YoY growth YoY growth YoY growth YoY growth powered by continued growth in our self sign-on channel and +63% +87% +61% +48% +32% Q3 Q4 Q1 Q2 Q3 impacts from the anniversary of the Ticketfly acquisition in 2017 2017 2018 2018 2018 September 2017. Paid tickets sold on the Eventbrite platform, which excludes tickets sold through the Ticketfly and Ticketea platforms, grew by 24.6%. Net Revenue: Net Revenue $75M $68M $74M Net Revenue grew by 45.1% to $73.6 million, with both the $63M $51M Eventbrite platform and acquired platforms contributing to the overall increase in net revenue. Excluding the net revenue transacted YoY growth YoY growth YoY growth YoY growth YoY growth on the Ticketfly and Ticketea platforms in the period, net revenue was +58% +85% +72% +51% +45% Q3 Q4 Q1 Q2 Q3 up 46.4% year-over-year to $64.4 million.(3) Ticketfly platform net 2017 2017 2018 2018 2018 revenue was negatively impacted by migration. Internationally, net revenue grew by 24.3% to $19.9 million. International net revenue increased despite an adverse currency impact in the quarter. Currency fluctuations were a negative headwind in the period, impacting net revenues by $0.9 million. Net revenue per ticket increased to $3.08 per ticket, a 9.7% increase year-over-year. Strong adoption of the Professional and Premium pricing packages, which launched in September 2017, coupled with increased attach rates for payment processing and our complementary solutions drove the increase. (3) This amount does not exclude net revenue transacted on the Ticketfly platform from September 1, 2018 to September 30, 2018. We treat net revenue from an acquired business after the one-year anniversary of the completion of such acquisition as being transacted on the Eventbrite platform. The acquisition of Ticketfly closed on September 1, 2017, and as such, we considered any net revenue transacted on the Ticketfly platform on or after September 1, 2018 as being net revenue on the Eventbrite platform. Eventbrite Q3 2018 Shareholder Letter Page 9

Gross Profit Gross Margin: Gross profit increased to $42.2 million in the third quarter, a 41.7% increase, representing a 57.2% gross margin. Benefits from $46M $42M international growth and the implementation of our three pricing $37M $38M $30M packages were partially offset by $2.7 million of amortization from the acquired Ticketfly platform, driving gross margins down 1.4% YoY growth YoY growth YoY growth YoY growth YoY growth year-over-year. Adjusting for this, gross margins would have been +58% +86% +77% +41% +42% Q3 Q4 Q1 Q2 Q3 61.0%, up 62 basis points year-over-year. 2017 2017 2018 2018 2018 Amortization related to the Ticketfly platform is currently scheduled to be complete in the fourth quarter of 2018. We anticipate another $2.8 million of impact from amortization in the fourth quarter of 2018, and little to no impact from this in subsequent periods. We expect that the net effect of this will be the appearance of a material increase in gross margins in 2019. Operating Expenses Eventbrite’s operating expenses grew to $55.2 million, up 37.4% year-over-year, making up 75.0% of net revenue. • Product development spend increased 37.5% year-over-year to $12.9 million, or 17.5% of net revenue, down from 18.4% in the prior year. This increase was due to the expansion of our global footprint of engineering, product and design resources through the August 2018 acquisition of Picatic, the opening of a new creative hub in Vancouver and further expanding access to global development talent. We expect that the combination of our Madrid and Vancouver creative hubs support higher rates of growth for product development in future periods. • Sales, marketing and support spend expanded by 21.4% year-over-year to $17.4 million in the quarter, or 23.7% of net revenue, down from 28.3% the prior year. We continue to leverage our global demand generation and marketing infrastructure and focus on the self sign-on and sales efforts across the world. Eventbrite Q3 2018 Shareholder Letter Page 10

• General and administrative investment grew by 51.2% year-over-year to $24.9 million, representing 33.8% of net revenue, up from 32.5% the prior year. We incurred several notable expenses and gains in the period related to our initial public offering, multiple acquisitions, tax reserves and insurance recoveries related to the Ticketfly data security incident. We anticipate general and administrative expenses will decrease as a percentage of net revenue in 2019. Notable Third Quarter Items To provide additional context for our investors, we have detailed three items below that impacted our third quarter results. Internally, we adjust for these items when developing our own forecasts for future performance of the business. • Sales Tax. In accordance with GAAP, we book reserves at the time they are estimable and probable and build or release them based on actual settlements and new information. In the third quarter of 2018, we released $7.0 million of reserves related to audits and assessments in various jurisdictions. Looking forward, reserve adjustments are difficult to forecast and our current reserve represents our best estimate of likely exposures. • Insurance Recoveries from Ticketfly Data Security Incident. As reported previously, we experienced a data security incident in the second quarter of 2018. At that time, we took a $6.6 million charge, including $6.3 million in contra-revenue, to reflect our likely spending related to this incident. We recorded $2.3 million of settlements related to this incident from our insurer in the third quarter booked as a contra- expense, or gain. We anticipate additional recovery in the fourth quarter of 2018 with ongoing resolution of pending insurance claims and currently estimate $2.0 million to $3.0 million in insurance recovery based on approved claims. There could be additional recoveries in the first half of 2019, but this is difficult to forecast as it relies on third-party approval of the claims. • Debt Refinancing. Shortly after our initial public offering, we refinanced our venture debt facility with a new facility from a syndicate of banks led by J.P. Morgan. We recorded below the line expenses of $17.2 million related to debt extinguishment. We anticipate lower interest expenses as a result of this new facility, which includes a $75.0 million revolving credit facility in addition to a $75.0 million fully drawn term loan. Eventbrite Q3 2018 Shareholder Letter Page 11

## Adjusted EBITDA

Our **Adjusted EBITDA** was $11.2 million in the third quarter, up from $1.0 million in the prior year. This result was impacted by the notable third quarter items discussed above.[4]

## Balance Sheet / Cash Flow

Cash at the end of the third quarter was $509.7 million, up from $189.0 million at December 31, 2017. This cash balance was positively impacted by the capital raised in our recent initial public offering, partially offset by expenses related to paying off our legacy debt facility. Outside of these events, our cash flow followed a seasonal pattern. We have historically built cash in the first and third quarters, as there are more events on sale than completions, and have historically paid out cash in the second and fourth quarters as this pattern reverses.

Adjusted EBITDA:


$1M
($1M)
$9M
$1M
$11M
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

Beyond cash, we receive funds for ticket sales from the credit card networks within five business days, in addition to a balance of creator advances that are recouped from either gross ticket sales or royalties. We net out the accounts payable to creators, as this is money we hold on behalf of creators. Therefore, to calculate our available liquidity at quarter end, we take cash, add $52.3 million in funds receivable and $24.5 million of advances to creators, and net this against $327.2 million of our accounts payable, creators. This results in $259.3 million in liquidity on the balance sheet.

TTM FCF


$34M
$21M
$29M
$13M
($6M)
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

[4] Adjusted EBITDA and free cash flow are financial measures that are not calculated in accordance with GAAP. See the section in this letter titled "About Non-GAAP Financial Measures" for information regarding Adjusted EBITDA and free cash flow, including the limitations of such measures, and see the end of this letter for reconciliations of Adjusted EBITDA and free cash flow to the most directly comparable GAAP measures.

**Eventbrite** Q3 2018 Shareholder Letter Page 12

Free cash flow for the trailing twelve month period ended September 30, 2018 was ($6.2) million, compared to $34.4 million for the trailing twelve month period ended September 30, 2017. As shown in the quarterly statement of cash flow from operations, the two most significant variances year-over-year in the third quarter were creator accounts payable and accrued taxes. The positive impact from the acquisition of Ticketfly in the trailing twelve month period ended September 30, 2017 normalized with this year’s comparison, producing less benefit on a year-over-year basis as a result. For accrued taxes, the reversal of reserves described above in the section titled "Notable Third Quarter Items" was run through the cash flow statement and produced a drag on cash flows as a result. Both events are unlikely to recur in future periods. We focus on trailing twelve month free cash flow and its growth in order to remove seasonal artifacts from the underlying trend. Acquisition Strategy and Financial Impact Our strategy is to operate a single technical platform globally, which means that we work to migrate customers from acquired platforms to the Eventbrite platform. This migration process has historically taken 12 to 24 months, over which the Eventbrite team engages with customers to support this process. In general, we strive to retain the majority of net revenue while migrating customers in order to realize the important synergies of operating a single technical platform. Migration efforts have typically resulted in modest customer losses which tend to cluster around the time we deprecate the acquired platform. In an effort to help investors better understand our results, we will include incremental information around acquired tickets in the first twelve months following an acquisition, timing of acquisition anniversaries and timing of platform deprecation. For instance, in the third quarter of 2018, we deprecated the Ticketscript platform, and with this, experienced the last portion of migration loss from this platform. Eventbrite Q3 2018 Shareholder Letter Page 13

Guidance We anticipate continued growth in both paid tickets and net revenue for the fourth quarter of 2018 as we continue to scale the business. We anticipate that net revenue in this period will be negatively impacted by migration activities for the Ticketfly platform consistent with the reasons outlined above in the section titled “Acquisition Strategy and Financial Impact.” Q4 2018 Total net revenue: $72.0 million - $74.0 million Adjusted EBITDA: $6.5 million - $8.5 million Earnings Webcast Eventbrite (NYSE: EB) will host a conference call and earnings webcast at 2:00 p.m. Pacific time/5:00 p.m. Eastern time today, November 12, 2018, to discuss these financial results. The domestic dial-in for the call is (866) 393-4306 or (734) 385-2616. To listen to a live audio webcast, please visit Eventbrite’s Investor Relations website at investor.eventbrite.com A replay will be available on the same website following the call. Julia Hartz Randy Befumo CEO CFO Eventbrite Q3 2018 Shareholder Letter Page 14

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expected financial results for future periods; future growth and growth strategies in the Company’s businesses and products; the expected impact of the Company’s recent acquisitions; expectations regarding the Company’s ability to migrate customers from acquired platforms; the Company’s expectations regarding scale, profitability, market trends, and the demand for or benefits from its products, product features, and services in the U.S. and in international markets; expectations regarding the amortization of the Ticketfly platform; and statements related to business strategy, plans, and objectives for future operations. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied, and reported results should not be considered as an indication of future performance. The forward-looking statements contained in this letter are also subject to additional risks, uncertainties and factors, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on September 20, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. All forward-looking statements are based on information and estimates available to the Company at the time of this letter and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA and free cash flow is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP and have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under GAAP. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Adjusted EBITDA Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We calculate Adjusted EBITDA as net loss attributable to common stockholders adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, the change in fair value of redeemable convertible preferred stock warrant liability, gains on extinguishment of promissory note, direct and indirect acquisition-related costs, income tax provision (benefit) and other income (expense), which consisted of interest income and foreign exchange rate gains and losses. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results. Free Cash Flow Free cash flow is a key performance measure that our management uses to assess our overall performance. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our financial position. We calculate free cash flow as net cash flow from operating activities less purchases of property and equipment and capitalized internal-use software development costs, over a trailing twelve-month period. Since quarters are not uniform in terms of cash usage, we believe a trailing twelve-month view provides the best understanding of the underlying trends of the business. Although we believe free cash flow provides another important lens into the business, free cash flow is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as cash provided by operating activities. Some of the limitations of free cash flow is that it may not properly reflect capital commitments to creators that need to be paid in the future or future contractual commitments that have not been realized in the current period. Our free cash flow may not be comparable to similarly titled measures of other companies because they may not calculate free cash flow in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Eventbrite Q3 2018 Shareholder Letter Page 15

Supplemental Information Consolidated Statements of Operations Unaudited $ in thousands, except per share data THREE MONTHS ENDED SEPTEMBER 30 NINE MONTHS ENDED SEPTEMBER 30 2018 2017 2018 2017 Net revenue $ 73,628 $ 50,749 $ 215,696 $ 138,902 Cost of net revenue(1) 31,477 20,993 89,424 56,295 Gross profit 42,151 29,756 126,272 82,607 Gross margin 57.2% 58.6% 58.5% 59.5% Operating expenses(1): Product development 12,856 9,351 32,671 20,832 Sales, marketing and support 17,428 14,351 53,051 37,522 General and administrative 24,921 16,479 69,915 43,025 Total operating expenses 55,205 40,181 155,637 101,379 Loss from operations (13,054) (10,425) (29,365) (18,772) Interest expense (3,300) (1,674) (9,399) (3,632) Change in fair value of redeemable convertible preferred stock warrant liability (3,520) (1,404) (9,591) (1,404) Loss on debt extinguishment (17,173) - (178) - Other income (expense), net 1,414 1,606 (1,880) 3,510 Loss before provision for (benefit from) income taxes (35,633) (11,897) (50,413) (20,298) Income tax provision (benefit) (117) (40) 683 (95) Net loss $ (35,516) $ (11,857) $ (51,096) $ (20,203) Net loss per share, basic and diluted $ (1.24) $ (0.61) $ (2.15) $ (1.05) Weighted average shares outstanding used to 28,736 19,523 23,799 19,150 compute net loss per share, basic and diluted (1)Includes stock-based compensation as follows: Cost of net revenue 154 35 278 100 Product development 2,497 463 3,845 1,298 Sales, marketing and support 1,151 406 2,729 1,179 General and administrative 11,247 1,042 16,305 3,130 Eventbrite Q3 2018 Shareholder Letter Page 16

Consolidated Balance Sheets Unaudited - $ in thousands September 30, 2018 December 31, 2017 Assets Current assets Cash $ 509,730 $ 188,986 Funds receivable 52,336 51,639 Accounts receivable, net 4,854 2,885 Creator signing fees, net 6,271 4,235 Creator advances, net 24,450 20,076 Prepaid expenses and other current assets 13,832 10,662 Total current assets 611,473 278,483 Property, plant and equipment, net 44,826 42,492 Goodwill 170, 727 158,766 Acquired intangible assets, net 65,873 79,541 Restricted cash 1,563 3,235 Creator signing fees, noncurrent 9,671 6,186 Other assets, noncurrent 2,214 2,134 Total assets $ 906,347 $ 570,837 Liabilities & Stockholders' Equity Current liabilities Accounts payable, creators $ 327,209 $ 228,007 Accounts payable, trade 2,378 1,481 Accrued compensation and benefits 3,875 3,535 Accrued taxes 9,766 2,615 Current portion of term loans 5,625 - Other accrued liabilities 19,658 10,544 Total current liabilities 368,511 246,182 Build-to-suit lease financing obligation 28,767 29,494 Accrued taxes, noncurrent 18,640 30,047 Redeemable convertible preferred stock warrant liability - 7,271 Promissory note - 51,082 Term loans 68,467 26,669 Other liabilities 1,566 1,888 Total liabilities 485,951 392,633 Stockholders' equity Reedemable convertible preferred stock - 334,018 Common stock - - Treasury stock, at cost (488) (488) Additional paid-in capital 710,597 83,291 Accumulated deficit (289,713) (238,617) Total stockholders' equity 420,396 178,204 Total liabilities & stockholders' equity $ 906,347 $ 570,837 Eventbrite Q3 2018 Shareholder Letter Page 17

Consolidated Statement of Cash Flows

Unaudited - $ in thousands

| | THREE MONTHS ENDED SEPTEMBER 30 | | NINE MONTHS ENDED SEPTEMBER 30 | |
|---|---|---|---|---|
| | 2018 | 2017 | 2018 | 2017 |
| Cash flows from operating activities: | | | | |
| Net loss | $ (35,516) | $ (11,857) | $ (51,096) | $ (20,203) |
| Adjustments to reconcile net loss to net cash from operating activities: | | | | |
| Depreciation and amortization | 8,830 | 5,090 | 25,612 | 11,051 |
| Impairment of long-lived assets | 46 | 553 | 1,728 | 1,897 |
| Accretion of term loan | 204 | 471 | 1,616 | 471 |
| Stock-based compensation | 15,049 | 1,946 | 23,157 | 5,707 |
| Provision for bad debt | 274 | 238 | 1,063 | 697 |
| Amortization of creator signing fees | 1,975 | 1,095 | 5,052 | 2,861 |
| Change in fair value of redemable convertible preferred stock warrant liability | 3,520 | 1,404 | 9,591 | 1,404 |
| Change in fair value of term loan embedded derivatives | (2,119) | - | (2,119) | - |
| Deferred income taxes | (170) | (142) | 447 | (321) |
| Loss on debt extinguishment | 17,173 | - | 178 | - |
| Excess tax benefit from SBC awards | - | (2,258) | - | (2,258) |
| Changes in operating assets and liabilities, net of impact of acquisitions: | | | | |
| Accounts receivable | (1,208) | (191) | (2,213) | (610) |
| Funds receivable | (15,227) | (13,776) | (449) | (6,706) |
| Creator signing fees, net | (4,654) | (3,234) | (10,932) | (6,019) |
| Creator advances, net | (2,881) | (765) | (5,211) | (3,015) |
| Prepaid expenses and other current assets | 530 | (1,024) | (2,897) | (2,637) |
| Other assets | 460 | (22) | (453) | 599 |
| Accounts payable, creators | 49,585 | 59,728 | 79,531 | 103,409 |
| Accounts payable, trade | 390 | 9 | 843 | 385 |
| Accrued compensation | 676 | (580) | 80 | (1,026) |
| Accrued taxes | 4,534 | 906 | 6,777 | 2,685 |
| Other accrued liabilities | (4,905) | 3,512 | 4,486 | 3,112 |
| Accrued taxes, non-current | (12,486) | 1,190 | (11,845) | 4,647 |
| Other liabilities | (294) | (101) | (322) | 164 |
| Net cash provided by operating activities | 23,786 | 42,192 | 72,624 | 96,294 |
| Cash flows from investing activities: | | | | |
| Purchases of property and equipment | (1,545) | (749) | (4,280) | (1,807) |
| Capitalization of software development costs | (1,603) | (1,422) | (5,932) | (4,711) |
| Acquisitions, net of cash acquired | (2,247) | (127,761) | 11,805 | (131,974) |
| Net cash provided by (used in) investing activities | (5,395) | (129,932) | 1,593 | (138,492) |

Eventbrite Q3 2018 Shareholder Letter

Page 18

Consolidated Statement of Cash Flows (continued) Unaudited - $ in thousands THREE MONTHS ENDED SEPTEMBER 30 NINE MONTHS ENDED SEPTEMBER 30 2018 2017 2018 2017 Cash flows from financing activities: Proceeds from initial public offering, net of underwriters' discounts and offering costs 244,133 - 243,902 - Proceeds from issuance of preferred stock, net of issuance costs - 133,141 - 133,141 Excess tax benefits from stock-based compensation awards - 2,258 - 2,258 Taxes paid related to net share settlement of equity awards (9,013) - (9,013) - Proceeds from exercise of stock options 3,302 375 7,510 1,108 Proceeds from term loans 75,000 30,000 120,000 30,000 Payments on lease financing obligation (173) (117) (452) (290) Principal payments on debt obligations (74,210) (7,217) (109,665) (7,788) Prepayment penalty on extinguishment of debt (7,406) - (7,406) - Payment of capital lease obligations - (61) (21) (196) Net cash provided by financing activities 231,633 158,379 244,855 158,233 Net increase in cash and cash equivalents 250,024 70,639 319,072 116,035 Cash and restricted cash, beginning of period 261,269 188,934 192,221 143,538 Cash and restricted cash, end of period $ 511,293 $ 259,573 $ 511,293 $ 259,573 Cash paid for interest $ 2,163 $ 14 $ 5,785 $ 14 Cash paid for taxes $ 198 $ - $ 340 $ - Non-cash investing and financing activities: Issuance of shares of common stock for acquisitions $ 1,395 $ - $ 8,832 $ 18,243 Vesting of early exercised stock options $ 92 $ 92 $ 275 $ 275 Promissory note issued in connection with acquisitions $ - $ 50,000 $ - $ 57,500 Issuance of redeemable convertible preffered stock warrants in connection with loan facilities and term loan $ - $ 2,039 $ 4,603 $ 5,071 Deferred offering costs included in accounts payable, trade and other accrued liabilities $ 3,262 $ - $ 3,262 $ - Conversion of preferred stock warrants into common stock $ 21,465 $ - $ 21,465 $ - Eventbrite Q3 2018 Shareholder Letter Page 19

Key Operating Metrics and Non-GAAP Unaudited - in thousands Financial Measures THREE MONTHS ENDED SEPTEMBER 30 NINE MONTHS ENDED SEPTEMBER 30 2018 2017 2018 2017 Paid tickets 23,896 18,074 70,593 48,348 Adjusted EBITDA $ 11,214 $ 1,017 $ 21,238 $ 4,717 TWELVE MONTHS ENDED SEPTEMBER 30 Free cash flow TTM reconciliation 2018 2017 Cash flows from operating activities $ 6,148 $ 42,794 Purchases of property and equipment and capitalized internal-use software (12,369) (8,414) development costs Free cash flow $ (6,221) $ 34,380 Unaudited - $ in thousands Adjusted EBITDA Reconciliation THREE MONTHS ENDED SEPTEMBER 30 NINE MONTHS ENDED SEPTEMBER 30 2018 2017 2018 2017 Net loss $ (35,516) $ (11,857) $ (51,096) $ (20,203) Add: Depreciation and amortization 8,830 5,090 25,612 11,051 Stock-based compensation 15,049 1,946 23,157 5,707 Interest expense 3,300 1,674 9,399 3,632 Change in fair value of redeemable convertible preferred stock warrant liability 3,520 1,404 9,591 1,404 Loss on debt extinguishment 17,173 - 178 - Direct and indirect acquisition related costs 389 4,406 1,834 6,731 Other income (expense), net (1,414) (1,606) 1,880 (3,510) Income tax provision (benefit) (117) (40) 683 (95) Adjusted EBITDA $ 11,214 $ 1,017 $ 21,238 $ 4,717 Eventbrite Q3 2018 Shareholder Letter Page 20